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CITICORP AND SUBSIDIARIES
CALCULATION OF RATIO OF INCOME TO FIXED CHARGES
(In Millions)
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EXCLUDING INTEREST ON DEPOSITS:                         1995          1994          1993          1992          1991
                                                      -------       -------       -------       -------       -------
FIXED CHARGES:
     INTEREST EXPENSE (OTHER THAN
        INTEREST ON DEPOSITS) ...................       4,110         5,906         6,324         5,826         5,973
     INTEREST FACTOR IN RENT EXPENSE ............         140           143           147           162           171
                                                      -------       -------       -------       -------       -------
        TOTAL FIXED CHARGES .....................       4,250         6,049         6,471         5,988         6,144

INCOME:
     NET INCOME(LOSS) ...........................       3,464         3,422 (A)     1,919 (B)       722          (914)(C)
     INCOME TAXES ...............................       2,121         1,189           941           696           677
     FIXED CHARGES ..............................       4,250         6,049         6,471         5,988         6,144
                                                      -------       -------       -------       -------       -------
        TOTAL INCOME ............................       9,835        10,660         9,331         7,406         5,907
                                                      =======       =======       =======       =======       =======

RATIO OF INCOME TO FIXED CHARGES
     EXCLUDING INTEREST ON DEPOSITS .............        2.31          1.76          1.44          1.24          0.96(D)
                                                      =======       =======       =======       =======       =======

INCLUDING INTEREST ON DEPOSITS:

FIXED CHARGES:
     INTEREST EXPENSE ...........................      13,012        14,902        16,121        16,327        17,089
     INTEREST FACTOR IN RENT EXPENSE ............         140           143           147           162           171
                                                      -------       -------       -------       -------       -------
        TOTAL FIXED CHARGES .....................      13,152        15,045        16,268        16,489        17,260

INCOME:
     NET INCOME(LOSS) ...........................       3,464         3,422 (A)     1,919 (B)       722          (914)(C)
     INCOME TAXES ...............................       2,121         1,189           941           696           677
     FIXED CHARGES ..............................      13,152        15,045        16,268        16,489        17,260
                                                      -------       -------       -------       -------       -------
        TOTAL INCOME ............................      18,737        19,656        19,128        17,907        17,023
                                                      =======       =======       =======       =======       =======


RATIO OF INCOME TO FIXED CHARGES
     INCLUDING INTEREST ON DEPOSITS .............        1.42          1.31          1.18          1.09          0.99(D)
                                                      =======       =======       =======       =======       =======

(A) NET INCOME FOR THE YEAR ENDED DECEMBER 31, 1994 EXCLUDES THE CUMULATIVE EFFECT OF ADOPTING STATEMENT OF FINANCIAL ACCOUNTING STANDARDS No. 112, "EMPLOYERS' ACCOUNTING FOR POSTEMPLOYMENT BENEFITS", OF $(56) MILLION.
(B) NET INCOME FOR THE YEAR ENDED DECEMBER 31, 1993 EXCLUDES THE CUMULATIVE EFFECT OF ADOPTING STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 109, "ACCOUNTING FOR INCOME TAXES", OF $300 MILLION.
(C) NET LOSS FOR THE YEAR ENDED DECEMBER 31, 1991 EXCLUDES THE CUMULATIVE EFFECT OF ACCOUNTING CHANGE FOR VENTURE CAPITAL INVESTMENTS OF $457 MILLION.
(D) EARNINGS FOR THE YEAR ENDED DECEMBER 31, 1991 WERE INADEQUATE TO COVER FIXED CHARGES BY THE AMOUNT OF $237 MILLION.

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